                                                                                                                                           EXHIBIT J

                               INTERCOMPANY SUBORDINATION AGREEMENT

THIS INTERCOMPANY SUBORDINATION AGREEMENT (this “Subordination Agreement”), dated as of February 23, 2000, made by and among each of the undersigned Persons (such capitalized term, and other terms used herein without definition, to have the meanings ascribed thereto in Section 1 below) and such other Persons that may from time to time become a party hereto pursuant to the terms hereof or of the Credit Agreement referred to below (collectively, the “Subordinated Creditors”), and THE TITAN CORPORATION, a Delaware corporation (the “Borrower”), in favor of the Administrative Agent and each of the Secured Parties.

                                                            W I T N E S S E T H:

WHEREAS, the Borrower has entered into a Senior Secured Credit Agreement, dated as of February 23, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the various financial institutions as are, or may from time to time become, parties thereto (together with their successors, transferees and assigns, the “Lenders”), Credit Suisse First Boston, as administrative agent for the Lenders (the “Administrative Agent”), First Union Securities, Inc., as Syndication Agent, and The Bank of Nova Scotia, as Documentation Agent, pursuant to which the Lenders and the Issuers have agreed to make Credit Extensions on the terms and subject to the conditions set forth therein;

WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement, the Subordinated Creditors and the Borrower are required to execute and deliver this Subordination Agreement;

WHEREAS, each Subordinated Creditor has duly authorized the execution, delivery and performance of this Subordination Agreement; and

WHEREAS, it is in the best interests of each Subordinated Creditor to execute this Subordination Agreement inasmuch as each Subordinated Creditor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrower by the Lenders pursuant to the Credit Agreement.

NOW, THEREFORE, in consideration of the above premises and in order to induce the Lenders and the Issuers to make Credit Extensions to the Borrower pursuant to the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                                                 AGREEMENT

SECTION 1.  Definitions.  Terms used but not defined herein have the meanings given to them in the Credit Agreement.  As used in this Subordination Agreement, the following terms shall have the meanings specified below:

“Administrative Agent” is defined in the first recital.

“Borrower” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

“Intercompany Debt” means, on any date, any Indebtedness of the Borrower related to or resulting from any loan or advance from, or any non-equity investment by, or any management or similar fees payable to, or any obligation to pay for goods or services to, any Subsidiary of the Borrower.

“Lender” is defined in the first recital.

“Senior Indebtedness” is defined in clause (a) of Section 2.

“Subordinated Creditor” is defined in the preamble.

“Subordination Agreement” is defined in the preamble.

SECTION 2.  Agreement to Subordinate.

(a)        Subject to the terms of the Credit Agreement, the Borrower and each of the Subordinated Creditors agree that the Intercompany Debt is and shall be subject, subordinate and rendered junior, to the extent and in the manner hereinafter set forth, in right of payment, to the prior payment in cash in full of all Obligations of the Borrower under the Credit Agreement and the other Loan Documents now existing or hereafter arising, whether for (i) principal, (ii) interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in clause (a) of Section 3, whether or not allowed as a claim in such proceeding), (iii) reasonable costs, (iv) reasonable fees (including, without limitation, reasonable attorneys’ fees and disbursements), (v) reasonable expenses, and (vi) otherwise (the Obligations specified in clauses(a)(i) through (a)(vi) above are referred to collectively as the “Senior Indebtedness”).  For purposes of this Subordination Agreement, the Senior Indebtedness shall not be deemed to have been paid in cash in full until the Lenders shall have received full payment of the Senior Indebtedness in cash, which payment shall have been retained by the Lenders for a period of time in excess of all applicable preference or other similar periods under applicable bankruptcy, insolvency or creditors’ rights laws.  Each of the Borrower and the Subordinated Creditors waive notice of acceptance of this Subordination Agreement by the Lenders, and the Subordinated Creditors waive notice of and consent to the making, amount and terms of the Senior Indebtedness which may exist or be created from time to time and any renewal, extension, amendment or modification thereof, and any other lawful action which any Lender or Lenders in its and their sole and absolute discretion may take or omit to take with respect thereto.  The provisions of this Section shall constitute a continuing offer made for the benefit of and to all Lenders and each Lender is hereby irrevocably authorized to enforce such provisions.

(b)        In the event that the Borrower shall make, and/or any Subordinated Creditor shall receive from any source whatsoever, any payment on Intercompany Debt in contravention of this Subordination Agreement or the terms of the Credit Agreement, then and in any such event such payment shall be deemed to be the property of, segregated, received and held in trust for the benefit of and shall be promptly paid over and delivered to the Administrative Agent for the pro rata benefit of the Lenders.

(c)        The Borrower shall not make, and no Subordinated Creditor shall receive or accept from any source whatsoever, any payment in respect of any Intercompany Debt if any Default shall have occurred and be continuing or would result therefrom, unless and until (i) the Senior Indebtedness has been paid in cash in full, (ii) in the case of a Default other than a Default of the nature set forth in Section 9.1(i) of the Credit Agreement, such Default has been cured or waived or (iii) the Administrative Agent has otherwise consented in writing.

SECTION 3.  In Furtherance of Subordination.

(a)        Upon any distribution of all or any of the assets of the Borrower in the event of

(i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Borrower, or to its creditors, as such, or to its assets,

(ii) any liquidation, dissolution or other winding up of the Borrower, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or

(iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Borrower,

then, and in any such event, unless the Administrative Agent shall otherwise agree in writing, the Lenders shall receive payment in cash in full of all amounts due or to become due (whether or not the Senior Indebtedness has been declared due and payable prior to the date on which the Senior Indebtedness would otherwise have become due and payable) on or in respect of all Senior Indebtedness (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to above) before the Subordinated Creditors or anyone claiming through or on their behalf (including any receiver, trustee, or otherwise) are entitled to receive from any source whatsoever any payment on account of principal of (or premium, if any) or interest on or other amounts payable in respect of the Intercompany Debt, and to that end, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Intercompany Debt in any such case, proceeding, dissolution, liquidation or other winding up or event, shall be paid or delivered directly to the Administrative Agent for the application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Senior Indebtedness until the Senior Indebtedness shall have been paid in cash in full.

(b)        If any proceeding, liquidation, dissolution or winding up referred to in clause (a) above is commenced by or against the Borrower,

(i)  the Administrative Agent and the Lenders are hereby irrevocably authorized and empowered (in their own names or in the name of the Borrower or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of the Intercompany Debt above and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Intercompany Debt or enforcing any security interest or other lien securing payment of the Intercompany Debt) as the Lenders or the Administrative Agent may reasonably deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Lenders or the Administrative Agent hereunder; provided that in the event the Administrative Agent or the Lenders take such action, the Administrative Agent or the Lenders shall apply all proceeds first, to the payment of the costs of enforcement of this Subordination Agreement, and second, to the payment of the Senior Indebtedness in accordance with the terms thereof; and

(ii)  the Subordinated Creditors shall duly and promptly take such action as the Lenders or the Administrative Agent may request (A) to collect the Intercompany Debt for the account of the Lenders and the Administrative Agent and to file appropriate claims or proofs of claim in respect of the Intercompany Debt, (B) to execute and deliver to the Lenders or the Administrative Agent such powers of attorney, assignments, or other instruments as the Lenders or the Administrative Agent may reasonably request in order to enable them to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Intercompany Debt and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Intercompany Debt.

(c)        All payments from any source whatsoever or distributions of assets of the Borrower, whether in cash, property or securities upon or with respect to the Intercompany Debt which are received by the Subordinated Creditors contrary to the provisions of this Subordination Agreement shall be received in trust for the pro rata benefit of the Lenders, shall be segregated from other funds and property held by the Subordinated Creditors and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary indorsement) to be applied, (in the case of cash) to, or held as collateral (in the case of noncash property or securities) for, the payment or prepayment of the Senior Indebtedness in accordance with the terms thereof, whether matured or unmatured, in accordance with the terms of this Subordination Agreement.

(d)        The Lenders and the Administrative Agent are hereby authorized to demand specific performance of this Subordination Agreement, whether or not the Borrower or any Subordinated Creditor shall have complied with any of the provisions hereof applicable to it, at any time when the Subordinated Creditors or any one of them shall have failed to comply with any of the provisions of this Subordination Agreement applicable to it.  The Subordinated Creditors hereby irrevocably waive any defense (other than the defense of payment in full of the Senior Indebtedness) based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

SECTION 4.  No Enforcement or Commencement of Any Proceedings.  Each Subordinated Creditor agrees that, so long as any Senior Indebtedness shall remain unpaid, or any Commitment shall be in effect, it will not accelerate the maturity of the Intercompany Debt or commence, or join with any creditor other than the Lenders in commencing any proceeding referred to in clause (a) of Section 3.

SECTION 5.  Rights of Subrogation.  The Subordinated Creditors agree that no payment or distribution to the Lenders or the Administrative Agent pursuant to the provisions of this Subordination Agreement shall entitle the Subordinated Creditors to exercise any rights of subrogation in respect thereof until all Senior Indebtedness has been paid in cash in full and the Commitments have been terminated.  The Subordinated Creditors agree that the subordination provisions contained herein shall not be affected by any action, or failure to act, by the Administrative Agent or the Lenders which results, or may result, in affecting, impairing or extinguishing any right of reimbursement or subrogation or other right or remedy of the Subordinated Creditors against the Borrower.  Notwithstanding the foregoing, to the extent necessary to toll the statute of limitations, the Subordinated Creditors may take such action required to preserve any rights they have by way of rights of subrogation as consented to by the Administrative Agent in its reasonable discretion.

SECTION 6.  Subordination Legend; Further Assurances.  The Subordinated Creditors and the Borrower will cause each note and  instrument (if any) evidencing the Intercompany Debt to be endorsed with the following legend:

“The indebtedness evidenced by this instrument is subordinated to the prior payment in cash in full of the Senior Indebtedness (as defined in the Intercompany Subordination Agreement, dated as of February 23, 2000) pursuant to, and to the extent provided in, the Intercompany Subordination Agreement by the maker hereof and payee named herein in favor of the Lenders and any person now or hereafter designated as their agent.”

Each of the Subordinated Creditors and the Borrower hereby agrees to mark its books of account in such a manner as shall be effective to give proper notice of the effect of this Subordination Agreement and will, in the case of any Intercompany Debt which is not evidenced by any note or instrument, following the occurrence and subject to the continuation of a Default, upon the Administrative Agent’s request, cause such Intercompany Debt to be evidenced by an appropriate note or instrument or instruments endorsed with the above legend.  Each of the Subordinated Creditors and the Borrower will at its expense and at any time and from time to time promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Lenders or the Administrative Agent may reasonably request in order to protect any right or interest granted or purported to be granted hereunder or to enable the Lenders or the Administrative Agent to exercise and enforce their rights and remedies hereunder.

SECTION 7.  No Change in or Disposition of Intercompany Debt.  The Subordinated Creditors will not, without the prior written consent of the Administrative Agent:

(a)  sell, assign to any Person other than a Subordinated Creditor, transfer, endorse, pledge, encumber or otherwise dispose of any of the Intercompany Debt, except in the case of Liens granted to the Administrative Agent;

(b)  permit the terms of any of the Intercompany Debt to be changed in such a manner as to have a material adverse effect upon the rights or interests of the Lenders or the Administrative Agent; or

(c)  upon the occurrence and during the continuation of any Default, take, or permit to be taken, any action to assert, collect or enforce the Intercompany Debt or any part thereof.

SECTION 8.  Agreement by the Borrower.  The Borrower agrees that it will not make any payment on any of the Intercompany Debt, or take any other action, in contravention of the provisions of this Subordination Agreement or the other Loan Documents.

SECTION 9.  Obligations Hereunder Not Affected.  All rights and interest of the Lenders and the Administrative Agent hereunder, and all agreements and obligations of the Subordinated Creditors and the Borrower hereunder, shall remain in full force and effect irrespective of:

(a)  any lack of validity or enforceability of any document evidencing Senior Indebtedness;

(b)  any change in the time, manner or place of payment of, or any other term of, all or any of the Senior Indebtedness, or any other amendment or waiver of or any consent to departure from any of the documents evidencing or relating to the Senior Indebtedness;

(c)  any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty or Loan Document, for all or any of the Senior Indebtedness;

(d)  any failure of any Lender or the Administrative Agent to assert any claim or to enforce any right or remedy against any other party hereto under the provisions of this Subordination Agreement, the Credit Agreement or any other Loan Document other than this Subordination Agreement;

(e)  any reduction, limitation, impairment or termination of the Senior Indebtedness for any reason (other than the defense of payment in full of the Senior Indebtedness), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Borrower and each Subordinated Creditor hereby waive any right to or claim of) any defense (other than the defense of payment in full of the Senior Indebtedness) or setoff, counterclaim, recoupment or termination whatsoever by reason of invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Senior Indebtedness; and

(f)  any other circumstance which might otherwise constitute a defense (other than the defense of payment in full of the Senior Indebtedness) available to, or a discharge of, the Borrower in respect of the Senior Indebtedness or the Subordinated Creditors in respect of this Subordination Agreement.

This Subordination Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any Lender or the Administrative Agent upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.  The Subordinated Creditors acknowledge and agree that the Lenders and the Administrative Agent may in accordance with the terms of the Credit Agreement, without notice or demand and without affecting or impairing the Subordinated Creditors’ obligations hereunder, from time to time (i) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Senior Indebtedness or any part thereof, including, without limitation, to increase or decrease the rate of interest thereon or the principal amount thereof; (ii) take or hold security for the payment of the Senior Indebtedness and exchange, enforce, foreclose upon, waive and release any such security; (iii) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders, in their sole discretion, may determine; (iv) release and substitute one or more endorsers, warrantors, borrowers or other obligors; and (v) exercise or refrain from exercising any rights against the Borrower or any other Person.

SECTION 10.  Representations and Warranties.  Each of the Subordinated Creditors, in respect of itself and the Intercompany Debt owing to it, and the Borrower, as the case may be, hereby represents and warrants as follows:

(a)  the Subordinated Creditors own the Intercompany Debt now outstanding free and clear of any Lien other than pursuant to any general security agreement then in effect and in favor of the Administrative Agent;

(b)  this Subordination Agreement constitutes a legal, valid and binding obligation of each Subordinated Creditor and the Borrower, enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law)).

SECTION 11.  Amendments, Waivers.  No amendment or waiver of any provision of this Subordination Agreement nor consent or any departure by the Subordinated Creditors or the Borrower here from, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the other parties hereto, and then such waiver, amendment or consent shall be effective only in the specific instance and for the specific purpose for which given.  Any waiver, forbearance, failure or delay by the Administrative Agent or the Lenders in exercising, or the exercise or beginning of exercise by the Administrative Agent or the Lenders of, any right, power or remedy, simultaneous or later shall not preclude the further, simultaneous or later exercise thereof, and every right, power or remedy of the Administrative Agent and the Lenders shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed or authorized by such Lenders.

SECTION 12.  Expenses.  The Subordinated Creditors and the Borrower jointly and severally agree to pay, upon demand, to the Administrative Agent or the Lenders, as applicable, any and all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements which the Lenders or the Administrative Agent may incur in connection with the exercise or enforcement of any of the rights or interest of the Lenders or the Administrative Agent hereunder.

SECTION 13.  Address for Notices.  All notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed or telecopied or delivered to either party hereto, if to the Borrower, the Administrative Agent or any Lender, addressed to it at the address of the Borrower or such Lender or the Administrative Agent (as the case may be) listed in the Credit Agreement or in the Lender Assignment Agreement, as applicable, and, if to other parties hereto, addressed to such parties in care of the Borrower at the address specified in the Credit Agreement.  All such notices and other communications, when mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or communication, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

SECTION 14.  Entire Agreement; Severability.  This Subordination Agreement contains the entire subordination agreement among the parties hereto with respect to the subject matter hereof.  If any of the provisions of this Subordination Agreement shall be held invalid or unenforceable, this Subordination Agreement shall be construed as if not containing those provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

SECTION 15.  Cumulative Rights.  The rights, powers and remedies of the Lenders and the Administrative Agent under this Subordination Agreement shall be in addition to all rights, powers and remedies given to the Lenders and the Administrative Agent by virtue of any contract, statute or rule of law, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently.  The parties hereto expressly acknowledge and agree that the Lenders and the Administrative Agent are intended, and by this reference expressly made, third party beneficiaries of the provisions of this Subordination Agreement.

SECTION 16.  Continuing Agreement; Transfer of Notes.  This Subordination Agreement is a continuing agreement of subordination and the Lenders may, from time to time and without notice to the Subordinated Creditors, extend credit to or make other financial arrangements with the Borrower in reliance hereon.  This Subordination Agreement shall (a) remain in full force and effect until the Senior Indebtedness shall have been paid in cash in full and all Commitments terminated, (b) be binding upon the Subordinated Creditors, the Borrower and their respective successors, transferees and assigns, and (c) inure to the benefit of and be enforceable by the Administrative Agent and each Lender and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing, any Lender may, subject to the provisions of the Credit Agreement, assign or otherwise transfer the Senior Indebtedness held by it to any other Person, subject to Section 11.11 of the Credit Agreement and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Lender herein or otherwise.

SECTION 17.  Governing Law.  THIS SUBORDINATION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 18.  Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SUBORDINATION AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS OR ANY SUBORDINATED CREDITOR OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.  THE BORROWER AND EACH SUBORDINATED CREDITOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGEMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER HEREBY IRREVOCABLY APPOINTS CSC UNITED STATES CORPORATION COMPANY (THE “PROCESS AGENT”), WITH AN OFFICE ON THE DATE HEREOF AT 375 HUDSON STREET, NEW YORK, NEW YORK 10014, AS ITS AGENT TO RECEIVE, ON ITS BEHALF  AND ON BEHALF OF ITS PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING.  SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE BORROWER IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT’S ABOVE ADDRESS, AND THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF.  THE BORROWER AND EACH SUBORDINATED CREDITOR IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES OF SUCH PARTY SPECIFIED IN SECTION 13.  THE BORROWER AND EACH SUBORDINATED CREDITOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT THE BORROWER OR SUCH SUBORDINATED CREDITOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH OF THE BORROWER AND EACH OF SUCH SUBORDINATED CREDITORS HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS SUBORDINATION AGREEMENT.

SECTION 19.  Waiver of Jury Trial.  THE BORROWER AND EACH SUBORDINATED CREDITOR AND, BY ACCEPTING THIS SUBORDINATION AGREEMENT AND THE BENEFITS THEREOF, THE ADMINISTRATIVE AGENT AND ANY LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SUBORDINATION AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE BORROWER OR SUCH SUBORDINATED CREDITOR AND EACH SUCH PERSON ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS CONTINUING TO MAKE CREDIT EXTENSIONS AND ENTERING INTO THE AMENDED AND RESTATED CREDIT AGREEMENT AND FOR THE SUBORDINATED CREDITORS ENTERING INTO THIS SUBORDINATION AGREEMENT.

SECTION 20.  Execution in Counterparts.  This Subordination Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Subordination Agreement to be duly executed and delivered as of the date first above written.

The Titan Corporation
Assist Cornerstone Technologies, Inc.
Atlantic Aerospace Electronics Corporation
Cayenta Operating Company
Cayenta, Inc.
DBA Systems, Inc.
Delfin Systems
Diversified Control Systems, Inc.
Eldyne, Inc.
Horizons Technology, Inc.
J.B. Systems, Inc.
Linkabit Wireless, Inc.
Mergeco, Inc.
Pulse Sciences, Inc.
System Resources Corporation
Titan Food Pasteurization Corp.
Titan Medical Sterilization Corp.
Titan Scan Corp.
Titan Systems Corporation
Titan Unidyne Corporation
Titan Wireless, Inc.
Tomotherapeutics, Inc.
Validity Corporation
VisiCom Laboratories, Inc.
Microlithics Corporation

All By:

Name:  Ray Guillaume

Title: Assistant Treasurer